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                                                                     EXHIBIT 3.4

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          ORATEC INTERVENTIONS, INC.

     Kenneth Anstey and Mark B. Weeks hereby certify that:

     1. The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is ________, 1999.

     2. They are the duly elected and acting President and Secretary, respectively, of ORATEC Interventions, Inc., a Delaware corporation.

     3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:



                                   ARTICLE I

     "The name of this corporation is ORATEC Interventions, Inc. (the "Corporation").
 -----------

                                  ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is:

               Corporation Trust Company
               1209 Orange Street
               Wilmington, County of New Castle
               Delaware, 19801

     The name of the Corporation's registered agent at said address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     (A) Classes of Stock.  The Corporation is authorized to issue two classes
         ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock."
                                          ------------       ---------------
The total number of shares which the Corporation is authorized to issue is 80,000,000 shares, each with a par value of
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$0.001 per share. 75,000,000 of such shares shall be Common Stock, and 5,000,000 of such shares shall be Preferred Stock.

     (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                  ARTICLE VI

     "Listing Event" as used in this Amended and Restated Certificate of
      -------------
Incorporation shall mean the first annual meeting of stockholders following such time as the Corporation meets the criteria set forth in subdivisions (1), (2) or
(3) of Section 2115(c) the California Corporations Code as of the record date of such meeting.

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the occurrence of the Listing Event:

          (i) The number of directors which shall constitute the entire Board of Directors, and the number of directors in each class, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Until changed by a resolution of the Board of Directors, Class I shall consist of three directors, each of whom shall be designated by the Board of Directors; Class II shall consist of three directors, each of whom shall be designated by the Board of Directors; and Class III shall consist of three directors, each of whom shall be designated by the Board of Directors

              Upon the occurrence of the Listing Event, the terms of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years. At the first annual meeting of stockholders following the Listing Event, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the second annual meeting of the stockholders following the Listing Event, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders,

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directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together
                                                  ------------
as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

                In addition to the requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision hereof), the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the then outstanding shares of stock of all classes and all series of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with this Section (i) of this Article VI.

          (ii) There shall be no right with respect to shares of stock of the Corporation to cumulate votes in the election of directors.

          (iii) Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of the Voting Stock.


                                  ARTICLE VII

     No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Corporation's bylaws.

                                 ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or

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hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE IX

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

                                   ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XI

     The Corporation shall have perpetual existence.

                                  ARTICLE XII

     (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     (B) Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                 ARTICLE XIII

     (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) though bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

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     (B) Any repeal or modification of any of the foregoing provisions of this
Article XIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification."

                                  *    *    *

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     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at __________, California, on ____________________, 1999.



                                               _________________________________
                                               Kenneth Anstey
                                               President


                                               _________________________________
                                               Mark B. Weeks
                                               Secretary